SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 14, 2009

Dean Foods Company

(Exact name of registrant as specified in charter)

Delaware	1-12755	75-2559681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2515 McKinney Avenue, Suite 1200

Dallas, TX 75201

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (214) 303-3400

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

The underwriters of Dean Foods Company’s previously disclosed offering of 22,500,000 shares of common stock have exercised their over-allotment option with respect to 2,905,000 shares of common stock out of a total over-allotment option of 3,375,000 shares at a purchase price per share of $18.25. The offering was conducted as a public offering pursuant to an effective registration statement under the Securities Act of 1933. The closing of the underwriters’ option exercise is expected to occur on May 19, 2009, subject to customary closing conditions.

The Company expects to receive net proceeds from the exercise of the underwriters’ over-allotment option of approximately $51 million, after deducting underwriting discounts and commissions and estimated offering expenses. The Company intends to use the net proceeds of the offering to repay indebtedness under its receivables-backed facility.

Merrill Lynch & Co., J.P. Morgan, Barclays Capital and Wachovia Securities were joint book-running managers for the offering. Rabo Securities USA, Inc. was the senior co-manager, and BNP PARIBAS, Calyon Securities (USA) Inc., Credit Suisse and SunTrust Robinson Humphrey were the co-managers for the offering.

The offering was made solely by means of a prospectus supplement and the accompanying prospectus. This Form 8-K shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A copy of the prospectus supplement and accompanying prospectus relating to the common stock can be obtained from Merrill Lynch & Co., 4 World Financial Center, New York, NY 10080, Attention: Prospectus Department, from J.P. Morgan Securities Inc., 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11245, Attention: Chase Distribution & Support Service Northeast Statement Processing, from Barclays Capital Inc., c/o Broadridge, Integrated Distribution Services, 1155 Long Island Avenue, Edgewood, NY 11717, toll-free at 1-888-603-5847 or email a request to barclaysprospectus@broadridge.com, or from Wachovia Capital Markets, LLC, Attention: Equity Syndicate Department, 375 Park Avenue, New York, NY 10152, toll-free at 1-800-326-5897 or email a request to equity.syndicate@wachovia.com.

Item 8.01	Other Events.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has issued an opinion to the Company, dated May 14, 2009, regarding the legality of the shares of common stock to be issued and sold in the offering upon issuance and sale thereof. A copy of the opinion as to legality is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP dated May 14, 2009.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2009	DEAN FOODS COMPANY

	By:	/s/ Rachel A. Gonzalez
Rachel A. Gonzalez
Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP dated May 14, 2009.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).